NEWS RELEASE

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
John M. Perino Vice President, Investor Relations 608-361-7501

REGAL BELOIT REPORTS THIRD QUARTER FINANCIAL RESULTS

•      Strong Sales and Earnings Growth in Third Quarter 2010
•      Acquisition of Majority Interest in Elco Group B.V. on November 1, 2010

November 1, 2010 (Beloit, WI):  Regal Beloit Corporation (NYSE: RBC) today reported financial results for the third quarter ended October 2, 2010.  Net sales of $590.8 million increased 27.0% compared to $465.2 million for the third quarter ended September 26, 2009.  Diluted earnings per share for the third quarter 2010 were $1.14 as compared to $0.82 for the third quarter 2009.

“We are pleased to report strong sales growth in both of our operating segments in the third quarter.  Earnings increased to $1.14 per share in the quarter and were in line with our earlier guidance,” commented Henry Knueppel, Chairman and Chief Executive Officer.  “We continued to face increasing commodity costs but we were able to offset those costs with higher production volume and improved productivity.”

Also, the Company separately announced today that it acquired a majority interest in Elco Group B.V. (“Elco”).  Elco manufactures and sells motors, fans and blowers, and has manufacturing operations in Italy, China and Brazil.

“Elco further enhances our commercial refrigeration product offerings and provides Regal Beloit additional access to world markets,” said Mr. Knueppel.  “Elco also adds a world class engineering center and product design capabilities.  This investment demonstrates our success in executing our strategy to acquire companies that can add technology and geographic reach to Regal Beloit,” added Mr. Knueppel.

NET SALES	(In millions)
	Three Months Ended			Nine Months Ended
	Oct. 2, 2010	Sept. 26, 2009	% Change	Oct. 2, 2010	Sept. 26, 2009	% Change
Net Sales	$590.8	$465.2	27.0%	$1,682.3	$1,363.0	23.4%

Net Sales by Segment:
Electrical segment	$527.8	$422.0	25.1%	$1,507.8	$1,220.6	23.5%
Mechanical segment	$63.0	$43.2	45.9%	$174.5	$142.4	22.5%

Sales for the third quarter 2010 included $33.5 million of incremental sales from the Rotor and CMG businesses acquired in 2010 (the “acquired businesses”).  Sales growth was driven by increased demand in nearly all end markets including strong demand for energy efficient products which were 18.3% of total sales.

In the Electrical segment, sales increased 25.1% in the third quarter 2010 compared to the third quarter 2009, including $24.0 million of incremental sales from the acquired businesses.  Residential HVAC motor sales increased 5.3% in the third quarter 2010 as compared to the third quarter 2009.  Driven by improving end markets and higher sales in North America, commercial and industrial motor sales for the third quarter 2010 increased 23.0% compared to the third quarter 2009.  Global generator sales increased 34.2% for the third quarter 2010, compared to the third quarter 2009.

Sales in the Mechanical segment increased 45.9% in the third quarter 2010 compared to the third quarter 2009, including $9.5 million of incremental sales from the acquired businesses.  This increase was driven primarily by improvements in later cycle end markets.

One of our key strategies is to grow our international operations.   Sales to regions outside of the United States were 31.0% of total sales for the third quarter 2010 compared to 25.7% for the third quarter 2009.

GROSS PROFIT	(In thousands)
	Three Months Ended		Nine Months Ended
	Oct. 2, 2010	Sept. 26, 2009	Oct. 2, 2010	Sept. 26, 2009
Gross Profit	$144,664	$113,869	$419,083	$299,061
Gross profit percentage	24.5%	24.5%	24.9%	21.9%

Gross Profit by Segment:
Electrical segment	$127,957	$103,786	$370,756	$263,938
Gross profit percentage	24.2%	24.6%	24.6%	21.6%
Mechanical segment	$16,707	$10,083	$48,327	$35,123
Gross profit percentage	26.5%	23.3%	27.7%	24.7%

Gross profit margins in the third quarter 2010 were consistent with the third quarter 2009, but were constrained by increasing commodity costs and the expected expediting costs resulting from temporary supply chain disruptions.  Higher production volumes and cost reduction initiatives partially offset these increased costs.

OPERATING EXPENSES	(In thousands)
	Three Months Ended		Nine Months Ended
	Oct. 2, 2010	Sept. 26, 2009	Oct. 2, 2010	Sept. 26, 2009
Operating Expenses	$74,781	$65,551	$219,636	$193,084
As a percentage of net sales	12.7%	14.1%	13.1%	14.2%

Operating Expenses by Segment:
Electrical segment	$65,919	$57,933	$193,541	$170,774
As a percentage of net sales	12.5%	13.7%	12.8%	14.0%
Mechanical segment	$8,862	$7,618	$26,095	$14,598
As a percentage of net sales	14.1%	14.7%	15.0%	14.7%

The increase in operating expenses was primarily due to an incremental $7.5 million of operating expenses related to the acquired businesses.

INCOME FROM OPERATIONS	(In thousands)
	Three Months Ended		Nine Months Ended
	Oct. 2, 2010	Sept. 26, 2009	Oct. 2, 2010	Sept. 26, 2009
Income from Operations	$69,883	$48,318	$199,447	$105,977
As a percentage of net sales	11.8%	10.4%	11.9%	7.8%

Income from Operations by Segment:
Electrical segment	$62,038	$45,920	$177,215	$93,165
As a percentage of net sales	11.8%	10.9%	11.8%	7.6%
Mechanical segment	$7,845	$2,398	$22,232	$12,812
As a percentage of net sales	12.4%	5.6%	12.7%	9.0%

Income from operations improved, driven by sales volume leverage and productivity, but was partially offset by commodity cost inflation in excess of price increases and the supply chain disruptions described above.

Net interest expense for the third quarter 2010 was $4.2 million compared to $5.0 million for the third quarter 2009.  The effective tax rate for the third quarter 2010 was 30.2% compared to 26.9% for the third quarter 2009.  The increase in the effective tax rate was driven by changes in the global distribution of income and a reduction of tax reserves that occurred in the third quarter 2009.

Net income attributable to Regal Beloit Corporation for the third quarter 2010 was $44.7 million, an increase of 43.4% compared to $31.2 million for the third quarter 2009.  Fully diluted earnings per share for the third quarter 2010 were $1.14 compared to $0.82 for the third quarter 2009.  The average number of diluted shares was 39,023,135 for the third quarter 2010 as compared to 38,183,014 for the third quarter 2009.

Commodity prices for most of the raw materials used in our products, including copper, steel, and aluminum, significantly increased in the third quarter 2010. These cost increases will negatively impact our fourth quarter 2010 results, as compared to the fourth quarter 2009.  The fourth quarter 2009 also included a $15.0 million LIFO benefit which improved the results for last year.

“Looking back on the third quarter, I am proud of our team’s ability to meet our customers’ needs while producing strong sales and earnings growth,” continued Mr. Knueppel.  “Additionally, with the announcement of the Elco purchase, we have closed our third acquisition in 2010, broadening our global reach and adding technology to the Company.   As we look forward, the fourth quarter is our seasonally slowest quarter and that typically puts pressure on our margins through lower sales and manufacturing cost absorption.   With the expected increasing commodity costs, we are communicating price increases to our customers, which will begin to take affect late in the quarter.   Fourth quarter earnings are projected in the range of $.69 to $.75 per share.”

Regal Beloit will be holding a conference call pertaining to this news release at 9:00 AM CDT (10:00 AM EDT) on Tuesday, November 2, 2010.  To listen to the call via the internet, please go to http://www.regalbeloit.com/ or at: http://www.videonewswire.com/event.asp?id=73636. Individuals who would like to participate by phone should dial 800-860-2442, referencing Regal Beloit. International callers should dial 412-858-4600, referencing Regal Beloit.  A telephone replay of the call will be available through February 3, 2011 at 877-344-7529, conference ID 445568. International callers should call 412-317-0088 using the same conference ID.  A webcast replay will be available for one year and can be accessed at http://www.regalbeloit.com/rbceventspresentations.htm or at
http://www.videonewswire.com/event.asp?id=73636.

Regal Beloit Corporation is a leading manufacturer of mechanical and electrical motion control and power generation products serving markets throughout the world.  Regal Beloit is headquartered in Beloit, Wisconsin, and has manufacturing, sales, and service facilities throughout the United States, Canada, Mexico, Europe and Asia.  Regal Beloit’s common stock is a component of the S&P Mid Cap 400 Index and the Russell 2000 Index.

CAUTIONARY STATEMENT

Certain statements made in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on management’s expectations, beliefs, current assumptions and projections.  When used in this press release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or the negative thereof or similar words are intended to identify forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.  Those factors include, but are not limited to:

•
economic changes in global markets where we do business, such as reduced demand for the products we sell, weakness in the housing and commercial real estate markets, currency exchange rates, inflation rates, interest rates, recession, foreign government policies and other external factors that we cannot control;

•	unanticipated fluctuations in commodity prices and raw material costs;
•	cyclical downturns affecting the global market for capital goods;
•	unexpected issues and costs arising from the integration of acquired companies and businesses;
•	marketplace acceptance of new and existing products including the loss of, or a decline in business from, any significant customers;
•	the impact of capital market transactions that we may effect;
•	the availability and effectiveness of our information technology systems;
•	unanticipated costs associated with litigation matters;
•	actions taken by our competitors, including new product introductions or technological advances, and other events affecting our industry and competitors;
•	difficulties in staffing and managing foreign operations;
•
other domestic and international economic and political factors unrelated to our performance, such as the current substantial weakness in economic and business conditions and the stock markets as a whole; and

•	other risks and uncertainties described from time to time in our reports filed with the U.S. Securities and Exchange Commission, or SEC, which are incorporated by reference.

Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.  Additional information regarding these and other risks and factors is included in Item 1A - Risk Factors in our Annual Report on Form 10-K filed with the SEC on March 2, 2010.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
Unaudited
Dollars in Thousands, Except Dividends Declared and Per Share Data

	Three Months Ended		Nine Months Ended
	Oct. 2, 2010	Sept. 26, 2009	Oct. 2, 2010	Sept. 26, 2009
Net Sales	$590,801	$465,192	$1,682,300	$1,363,016
Cost of Sales	446,137	351,323	1,263,217	1,063,955
Gross Profit	144,664	113,869	419,083	299,061
Operating Expenses	74,781	65,551	219,636	193,084
Income From Operations	69,883	48,318	199,447	105,977
Interest Expense	4,817	5,360	14,358	17,980
Interest Income	645	359	1,800	869
Income Before Taxes & Noncontrolling Interests	65,711	43,317	186,889	88,866
Provision For Income Taxes	19,831	11,645	58,366	25,697
Net Income	45,880	31,672	128,523	63,169
Less: Net Income Attributable to Noncontrolling Interests, net of tax	1,226	522	4,387	2,780
Net Income Attributable to Regal Beloit Corporation	$44,654	$31,150	$124,136	$60,389
Earnings Per Share of Common Stock:
Basic	$1.16	$0.86	$3.26	$1.80
Assuming Dilution	$1.14	$0.82	$3.19	$1.71
Cash Dividends Declared	$0.17	$0.16	$0.50	$0.48
Weighted Average Number of Shares Outstanding:
Basic	38,581,166	36,055,784	38,112,515	33,589,782
Assuming Dilution	39,023,135	38,183,014	38,875,978	35,294,400

SEGMENT INFORMATION
Unaudited
Dollars in Thousands

	Mechanical Segment		Electrical Segment
	Three Months Ending		Three Months Ending
	Oct. 2, 2010	Sept.26, 2009	Oct. 2, 2010	Sept. 26, 2009
Net Sales	$63,012	$43,186	$527,789	$422,006
Income from Operations	7,845	2,398	62,038	45,920

	Mechanical Segment		Electrical Segment
	Nine Months Ending		Nine Months Ending
	Oct. 2, 2010	Sept. 26, 2009	Oct. 2, 2010	Sept. 26, 2009
Net Sales	$174,476	$142,404	$1,507,824	$1,220,612
Income from Operations	22,232	12,812	177,215	93,165

CONDENSED CONSOLIDATED BALANCE SHEETS
Dollars in Thousands

	(Unaudited)
ASSETS	Oct. 2, 2010	Jan. 2, 2010
Current Assets:
Cash and Cash Equivalents	$134,080	$262,422
Investments - Trading Securities	194,105	117,553
Trade Receivables, less Allowances of $10,827 in 2010 and $12,666 in 2009	353,212	240,721
Inventories	340,609	268,839
Prepaid Expenses and Other Current Assets	99,482	89,841
Total Current Assets	1,121,488	979,376

Property, Plant, Equipment and Noncurrent Assets	1,226,113	1,132,861
Total Assets	$2,347,601	$2,112,237
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$230,447	$161,902
Other Accrued Expenses	158,673	138,779
Current Maturities of Debt	7,029	8,385
Total Current Liabilities	396,149	309,066

Long-Term Debt	425,898	468,065
Other Noncurrent Liabilities	177,301	155,038
Equity:
Total Regal Beloit Corporation Shareholders' Equity	1,326,155	1,167,824
Noncontrolling Interests	22,098	12,244
Total Equity	1,348,253	1,180,068
Total Liabilities and Equity	$2,347,601	$2,112,237

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
Dollars in Thousands

	Three Months Ended		Nine Months Ended
	October 2, 2010	September 26, 2009	October 2, 2010	September 26, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$45,880	$31,672	$128,523	$63,169
Adjustments to reconcile net income to net cash provided by operating activities (net of acquisitions):
Depreciation and amortization	18,390	16,780	54,289	50,573
Excess tax benefits from stock-based compensation	(170)	(95)	(1,581)	(1,862)
Loss on disposition of property, net	3,083	334	4,451	243
Stock-based compensation expense	1,903	1,299	4,968	3,258
Non-cash convertible debt deferred financing costs	-	-	-	1,063
Change in assets and liabilities	(20,226)	60,190	(42,063)	119,124
Net cash provided by operating activities	48,860	110,180	148,587	235,568

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(11,757)	(7,270)	(29,989)	(25,884)
Purchases of investment securities	(125,292)	(10,696)	(313,169)	(10,696)
Sales of investment securities	105,223	-	236,752	-
Business acquisitions, net of cash acquired	(31,395)	-	(107,258)	(1,500)
Sale of property, plant and equipment	41	55	108	361
Net cash used in investing activities	(63,180)	(17,911)	(213,556)	(37,719)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from the sale of common stock	-	(137)	-	150,370
Repayments of convertible debt	(470)	(27,609)	(39,198)	(27,609)
Net repayments of short-term borrowings	(406)	4,815	(9,139)	(5,480)
Payments of long-term debt	(35)	(44)	(138)	(152)
Net repayments under revolving credit facility	-	-	(2,863)	(13,207)
Dividends paid to shareholders	(6,556)	(5,731)	(18,534)	(15,794)
Proceeds from the exercise of stock options	556	(18)	3,545	753
Excess tax benefits from stock-based compensation	170	95	1,581	1,862
Net cash (used in) provided by financing activities	(6,741)	(28,629)	(64,746)	90,743

EFFECT OF EXCHANGE RATES ON CASH	2,639	122	1,373	469

Net (decrease) increase in cash and cash equivalents	(18,422)	63,762	(128,342)	289,061
Cash and cash equivalents at beginning of period	152,502	290,549	262,422	65,250
Cash and cash equivalents at end of period	$134,080	$354,311	$134,080	$354,311